Exhibit 99.1

TEREX LOAD KING

AUDITED FINANCIAL STATEMENTS

Years ended December 31, 2008 and 2007

TEREX LOAD KING

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders

Terex Load King

We have audited the accompanying balance sheets of Terex Load King, as of December 31, 2008 and 2007, and the related statements of divisional equity, operations, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of Terex Load King as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ UHY LLP
Sterling Heights, Michigan
March 9, 2010

TEREX LOAD KING

BALANCE SHEETS

	December 31,
	2008	2007
ASSETS

CURRENT ASSETS
Cash	$2,096	$2,293
Accounts receivable – trade, net of allowance for doubtful accounts of $15,188 and 33,163, for the years ended December 31, 2008 and 2007, respectively	3,485,226	2,997,820
Accounts receivable – related parties	200,613	981,010
Inventories	2,399,769	6,539,040
Prepaid expenses	1,746	—

Total current assets	6,089,450	10,520,163

PROPERTY, PLANT AND EQUIPMENT – net	3,854,890	4,095,706

INTANGIBLE ASSET – Goodwill	—	7,992,000

	9,944,340	22,607,869

LIABILITIES AND DIVISIONAL EQUITY

CURRENT LIABILITIES

Accounts payable – trade	1,096,118	2,267,166
Accounts payable – related parties	1,744,815	1,764,973
Accrued compensation and benefits	508,047	1,257,710
Accrued warranties	434,470	1,167,986
Customer advances	146,720	13,884
Other accrued liabilities	175,868	221,121

Total current liabilities	4,106,038	6,692,840

LONG-TERM DEBT – related party	91,704	977,611

DIVISIONAL EQUITY	5,746,598	14,937,418

	$9,944,340	$22,607,869

See notes to financial statements.

TEREX LOAD KING

STATEMENTS OF DIVISIONAL EQUITY

Years ended December 31, 2007 and 2008

Balance at January 1, 2007	$(13,405,681)

Net loss	(2,404,043)

Contributions	30,747,142

Balance at December 31, 2007	14,937,418

Net loss	(9,190,820)

Balance at December 31, 2008	$5,746,598

See notes to financial statements.

TEREX LOAD KING

STATEMENTS OF OPERATIONS

	Years ended December 31,
	2008		2007
	Amount	Percent of Net Sales	Amount	Percent of Net Sales

Net sales	$33,435,994	100.0%	$31,174,925	100.0%

Cost of sales	30,916,758	92.5	28,193,494	90.4

Gross profit	2,519,236	7.5	2,981,431	9.6

Selling, general and administrative expenses	3,594,750	10.8	4,562,217	14.6

Impairment of goodwill	7,992,000	23.9	—	—

	(9,067,514)	(27.2)	(1,580,786)	(5.0)

Other income (expense)	(123,306)	(0.4)	(823,257)	(2.6)

Net loss	$(9,190,820)	(27.6)%	$(2,404,043)	(7.6)%

See notes to financial statements.

TEREX LOAD KING

STATEMENTS OF CASH FLOWS

	Years ended December 31,
	2008	2007
OPERATING ACTIVITIES
Net loss	$(9,190,820)	$(2,404,043)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation	395,117	229,202
Allowance for doubtful accounts	(17,975)	5,997
(Gain) loss on sale of assets	35,985	(6,100)
Impairment of goodwill	7,992,000	—
Changes in:
Accounts receivable – trade	(469,431)	(586,518)
Accounts receivable – related parties	780,397	(981,010)
Inventories	4,139,271	(1,459,173)
Prepaid expenses	(1,746)	8,924
Accounts payable	(1,171,277)	148,652
Accounts payable – related parties	(20,158)	1,752,455
Accrued compensation and benefits	(749,663)	(216,236)
Accrued warranties	(733,516)	914,783
Customer advances	132,836	(4,130)
Other accrued liabilities	(45,253)	41,221

Net cash provided by (used in) operating activities	1,075,767	(2,555,976)

INVESTING ACTIVITIES
Expenditures for property, plant and equipment	(251,578)	(2,991,983)
Proceeds from sale of property, plant and equipment	61,521	6,100

Net cash used in investing activities	(190,057)	(2,985,883)

FINANCING ACTIVITIES –
Net activity under related party note payable	(885,907)	5,542,861

NET CHANGE IN CASH	(197)	1,002

CASH, beginning	2,293	1,291

CASH, ending	$2,096	$2,293

See notes to financial statements.

TEREX LOAD KING

NOTES TO FINANCIAL STATEMENTS

December 31, 2008 and 2007

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES

The following is a summary of certain accounting policies followed in the preparation of these financial statements. The policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Company Operations

As of and for the years ended December 31, 2008 and 2007, Terex Load King (the “Company”) was a wholly-owned operation within Terex Corporation (“Terex”). The Company designs, manufactures and markets construction trailers used in the construction and rental industries to haul materials and equipment. The Company also produces trailers used by the United States military for critical hauling applications as well as bottom dump material trailers used to transport raw aggregates, crushed aggregates and finished hot mix asphalt paving material. The Company’s low bed trailers are used primarily to transport construction equipment.

Basis of Presentation

The Company’s financial statements reflect the historical financial position, results of operations and cash flows as owned by Terex for the periods presented. Prior to the sale of the Company as described in Note 12, Terex has not accounted for the Company as a stand-alone company for the periods presented. The Company’s historical financial statements have been “carved out” from the Terex consolidated financial statements and reflect assumptions and allocations made by Terex. The Company’s historical financial statements were prepared using the Terex historical basis in the assets and liabilities of the business.

The Company’s historical financial statements include all revenues, costs, assets and liabilities directly attributable to its business. In addition, certain expenses reflected in the financial statements include allocations of corporate expenses from Terex which, in the opinion of management, are reasonable. All such costs and expenses have been either paid by the Company to Terex in the period in which the costs were recorded or accrued in notes and accounts payable to related parties. Amounts due to or from Terex, related to a variety of intercompany transactions including the collection of trade receivables, payment of accounts payable and accrued liabilities, charges of allocated corporate expenses, and payments of taxes paid by Terex on behalf of the Company, have been classified within notes and accounts payable related parties.

TEREX LOAD KING

NOTES TO FINANCIAL STATEMENTS

December 31, 2008 and 2007

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES (Continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

The Company, from time to time during the years covered by these financial statements, may have bank balances in excess of its insured limits. Management has deemed this a normal business risk.

Cash Equivalents

As described in Note 2 – “Related Parties”, the Company has historically participated in a cash pooling arrangement with Terex; accordingly, substantially all cash derived from or required for the Company’s operations is applied to or against notes and accounts payable to related parties. Amounts reflected in cash on the balance sheets relate to demand accounts operated directly by the Company to execute decentralized local transactions. For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents.

Revenue Recognition

Revenues from sales of the Company’s products are recognized upon shipment of such products to its customers provided that an agreement exists, revenue is fixed and determinable, collection is reasonably assured and no significant obligations to the customer exist.

Accounts Receivable and Allowance for Doubtful Accounts

The Company carries its accounts receivable at cost less an allowance for doubtful accounts which at December 31, 2008 and 2007 was $15,188 and $33,163, respectively. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts. Management accounts for bad debts on the reserve method computed based on prior years’ experience and management’s estimate of the collectability of each account.

TEREX LOAD KING

NOTES TO FINANCIAL STATEMENTS

December 31, 2008 and 2007

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES (Continued)

The Company’s policy is to contact customers with outstanding balances that are approximately 30 days old via telephone to determine if such receivables are collectible and write off amounts deemed uncollectible through communication with individual customers. The Company does not accrue interest on past due receivables. Generally, the Company does not require collateral for its accounts receivable.

Inventories

Inventories are stated at the lower of cost or market (“LCM”) value. Cost is determined by the first-in, first-out method. Selling, general and administrative expenses are not inventoried, but are charged to expense when purchased.

Property, Plant and Equipment

Management capitalizes expenditures for property and equipment. Expenditures for maintenance and repairs are charged to operating expenses. Property and equipment are carried at cost. Adjustments of the asset and the related accumulated depreciation accounts are made for property and equipment retirements and disposals, with the resulting gain or loss included in the statements of operations.

Depreciation

Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of assets at acquisition.

Advertising and Promotional Costs

Advertising and promotional costs are expensed as incurred. Advertising and promotional expenses were $58,665 and $105,611 for the years ended December 31, 2008 and 2007, respectively.

Accrued Warranties

The Company records accruals for potential warranty claims based on its claim experience. The Company’s products are typically sold with a standard warranty covering defects that arise during a fixed period, the terms of which are a function of customer expectations and competitive forces. The length of warranty is a fixed period of time.

TEREX LOAD KING

NOTES TO FINANCIAL STATEMENTS

December 31, 2008 and 2007

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES (Continued)

A liability for estimated warranty claims is accrued at the time of sale. The liability is established using historical warranty claim experience for each product sold. Historical claim experience may be adjusted for known design improvements or for the impact of unusual product quality issues. Warranty reserves are reviewed annually to ensure critical assumptions are updated for known events that may affect the potential warranty liability. Prior to closing the books for 2007, the Company identified a potential design problem on one of its products. Due to the potential design problem, an additional warranty reserve of approximately $850,000 was recorded. Subsequent to 2007, based on new information, the majority of the reserve was reversed during 2008.

The following table summarizes the changes in the warranty liability:

Balance as of January 1, 2007	$253,203
Accruals for warranties issued during the year	1,265,318
Settlements during the year	(350,535)

Balance as of December 31, 2007	1,167,986

Accruals for warranties issued during the year	310,985
Change in estimates	(723,105)
Settlements during the year	(321,396)

Balance as of December 31, 2008	$434,470

Stock-Based Compensation

Certain employees of the Company participate in various share-based incentive plans of Terex under which stock options awards or restricted shares of Terex may be granted to certain executives and management. The Company accounts for those plans pursuant to FASB 123R, “Accounting for Stock Options and Other Stock Based Compensation.” This guidance requires that expense resulting from all share-based payment transactions be recognized in the financial statements at fair value. See Note 10 – “Equity.”

Environmental Policies

Environmental expenditures that relate to current operations are either expensed or capitalized depending on the nature of the expenditure. Expenditures relating to conditions caused by past operations that do not contribute to current or future revenue generation are expensed. Liabilities are recorded when environmental assessments and/or remedial actions are probable and the costs can be reasonably estimated. The Company has no accruals for environmental liabilities as of December 31, 2008 or 2007.

TEREX LOAD KING

NOTES TO FINANCIAL STATEMENTS

December 31, 2008 and 2007

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES (Continued)

Research and Development Costs

Research and development costs are expensed as incurred. Such costs incurred in the development of new products or significant improvements to existing products are included in selling, general and administrative expenses. Research and development costs were $43,581 and $11,548 during 2008 and 2007, respectively.

Interest

The Company paid $87,321 and $907,943 of interest during the years ended December 31, 2008 and 2007, respectively.

Income Taxes

The Company accounts for income taxes using the asset and liability method. This approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. For financial reporting purposes, the provision for income taxes is calculated on a separate company income tax return basis.

The Company is a division of Terex Corporation which files as a member of a consolidated federal return. In addition, the Company does not have a tax sharing agreement with Terex Corporation or any other consolidated return parent company. As such, the Company has provided for taxes on a separate return basis and neither pays taxes to nor is compensated for tax losses used by other members of these consolidated return filings.

On a separate return basis, the Company would have federal (“NOL”) carry forwards. However, the Company is a division of Terex Corporation which files a consolidated U.S. return. As such, it is impractical to determine the actual separate return basis NOLs. The valuation allowance is deemed sufficient to cover the amount of any NOL’s as of December 31, 2008 and 2007 and therefore no deferred tax asset has been recorded.

The Company’s provision for income taxes is different from the amount that would be provided by applying the statutory federal income tax rate to the Company’s loss before income taxes. The significant differences include valuation on NOL’s, amortization of goodwill, and accrued warranties and product liability. Losses before income taxes were $9,190,820 and $2,404,043 in 2008 and 2007, respectively. All losses were generated in the United States.

There was no provision for income taxes for the years ended December 31, 2008 and 2007. The Company did not provide a tax benefit or liability for the income or losses incurred during the years as the Company does not believe it is more likely than not that the benefits or losses will be utilized in future periods.

TEREX LOAD KING

NOTES TO FINANCIAL STATEMENTS

December 31, 2008 and 2007

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES (Continued)

Deferred income taxes provide for timing differences between financial reporting and income tax purposes under the provisions of SFAS No. 109, Accounting for Income Taxes, which requires deferred income taxes be computed on the liability method and deferred tax assets are recognized only when realization is certain. The primary temporary differences between financial and tax reporting are amortization of goodwill, accrued warranties and product liability, and net operating loss carry-forwards.

Shipping and Handling

The Company records the amount of shipping and handling costs billed to customers as revenue. The cost incurred for shipping and handling have been included in cost of sales.

Subsequent Events

The Company has performed a review of events subsequent to the balance sheet date through March 9, 2010, the date the financial statements were available to be used. See Note 12 for subsequent events.

NOTE 2 – RELATED PARTY TRANSACTIONS

As discussed in Note 1 – “Basis of Presentation,” the Company was a wholly-owned operation within Terex Corporation. These financial statements reflect allocated expenses associated with centralized Terex support functions including legal, accounting, tax, treasury, internal audit, information technology, human resources and other services. These expenses have been allocated to the Company primarily based on its relative sales to Terex. All of the allocations are based on assumptions that management believes are reasonable; however, these allocations are not necessarily indicative of the costs and expenses that would have resulted if the Company had operated as a stand-alone entity.

Concentration of risk

During the year ended December 31, 2008, the Company sold a substantial portion of its product to two customers, one of which was a related party. Sales to the outside third party customer approximated 14% of total sales during the year ended December 31, 2008. Accounts receivable from this customer was $1,181,288 at December 31, 2008.

TEREX LOAD KING

NOTES TO FINANCIAL STATEMENTS

December 31, 2008 and 2007

NOTE 2 – RELATED PARTY TRANSACTIONS (Continued)

During the years ended December 31, 2008 and 2007, the Company sold a substantial portion of its product a related party. During the years ended December 31, 2008 and 2007, sales to this related party approximated 13% and 24% of total sales, respectively. There were no accounts receivable to this customer in 2008 and in 2007 there was $978,102 owed from this related party, which has been included in related party accounts receivables.

In addition to the related party sales above, the Company sold an additional $256,000 and $68,000 of its product to other related parties during the years ended December 31, 2008 and 2007, respectively. Receivables in the amount of $200,613 and $2,908 were owed from these related parties at December 31, 2008 and 2007, respectively.

Accounts receivable and payable

Amounts due to or from Terex and its affiliates, are related to a variety of intercompany transactions between the Company and Terex affiliates. Receivables from Terex and its affiliates amounted to $200,613 and $981,010 at December 31, 2008 and 2007, respectively. These receivables relate primarily to cash generated from operations that is swept into a cash pool. Current payables to Terex and its affiliates amounted to $1,744,815 and $1,764,973 at December 31, 2008 and 2007, respectively. These payables relate primarily to cash used in operations.

Long-term debt

A note payable in the amount of $91,704 and $977,611 was due to Terex at December 31, 2008 and 2007, respectively. The note payable relates to expense allocations as well as treasury cash pooling activities that represent amounts owed for operations. The note bears interest at 0.75% per month, is unsecured and due on demand. The amount is not expected to be paid off within one year and has therefore been classified as long term on the balance sheet. Interest in the amount of $84,878 and $904,679 was paid on this note during the years ended December 31, 2008 and 2007, respectively.

Related party expenses

The Company paid $394,817 in salaries and wages and other management expenses allocated to them from Terex in 2008 and $240,000 in 2007. These expenses are recorded as selling, general, and administrative expenses on the statements of operations.

TEREX LOAD KING

NOTES TO FINANCIAL STATEMENTS

December 31, 2008 and 2007

NOTE 3 – INVENTORIES

Inventories consist of the following:

	December 31,
	2008	2007

Raw materials	$2,133,816	$5,113,141
Work in progress	137,461	460,057
Finished goods	349,256	1,227,560
Reserve	(220,764)	(261,718)

	$2,399,769	$6,539,040

NOTE 4 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

	December 31,
	2008	2007

Machinery and equipment	$2,265,919	$1,025,754
Buildings	1,841,826	505,195
Land	133,000	133,000
Furniture and fixtures	206,264	188,945
Autos and trucks	59,856	59,856
Leasehold improvements	8,614	8,614
Construction in progress	97,349	2,603,507

	4,612,828	4,524,871
Less accumulated depreciation	757,938	429,165

	$3,854,890	$4,095,706

Depreciation expense was $395,117 in 2008 and $229,202 in 2007.

TEREX LOAD KING

NOTES TO FINANCIAL STATEMENTS

December 31, 2008 and 2007

NOTE 5 – GOODWILL

In accordance with Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, goodwill cannot be amortized; however, it must be tested annually for impairment. This impairment test is calculated at the reporting unit level. The goodwill impairment test has two steps. The first identifies potential impairments by comparing the fair value of the reporting unit with its book value, including goodwill. If the fair value of the reporting unit exceeds the carrying amount, goodwill is not impaired and the second step is not necessary. If the carrying value exceeds the fair value, the second step calculates the possible impairment loss by comparing the implied fair value of goodwill with the carrying amount. If the implied goodwill is less than the carrying amount, a write-down is recorded. The Company performed the required impairment test under SFAS 142 and determined that an impairment charge was not required during the year ended December 31, 2007.

Due to continued losses, management determined that the carrying amount of goodwill exceeds fair value computed using the Income Approach – Discounted Cash Flow Method during the year ended December 31, 2008. As a result, goodwill in the amount of $7,992,000 was deemed to be impaired during the year ended December 31, 2008. The impairment has been included in the statements of operations.

NOTE 6 – OTHER ACCRUED LIABILITIES

Other accrued liabilities consist of the following:

	December 31,
	2008	2007

Federal excise tax	$65,980	$113,319
Property tax	51,062	50,268
Tax savings thrift plan	33,000	32,691
Accrued group insurance	6,778	—
Accrued product liabilities	18,998	24,843
Garnishments withheld	50	—

	$175,868	$221,121

TEREX LOAD KING

NOTES TO FINANCIAL STATEMENTS

December 31, 2008 and 2007

NOTE 7 – LEASE COMMITMENTS

The Company leases certain machinery, equipment and vehicles under various operating lease arrangements expiring at various dates through October 2012. The monthly rental payments range from $155 to $519. Under most leasing arrangements, the Company pays the property taxes, insurance, maintenance and expenses related to the leased property.

Minimum future lease payments under the non-cancelable operating leases described above for each of the next five years and in the aggregate are as follows:

Years ended December 31,	Amount
2009	$41,096
2010	36,126
2011	28,501
2012	7,539

$113,262

The Company’s operating leases provide the Company with the option to renew the leases for varying periods after the initial lease terms. These renewal options enable the Company to renew the leases based upon the fair rental values at the date of expiration of the initial lease. Total rental expense under operating leases was $129,506 in 2008 and $107,703 in 2007.

NOTE 8 – SAVINGS PLANS

The Company participates in various tax deferred savings plans sponsored by Terex into which eligible employees may elect to contribute a portion of their compensation. The Plan is open substantially to all full-time employees of the Company. The Company matches 100% of participant contributions up to 4% of compensation. Charges recognized for these savings plans were $115,656 and $78,810 for the years ended December 31, 2008 and 2007, respectively. The Company has funded or accrued all calculated contributions as of the balance sheet date.

TEREX LOAD KING

NOTES TO FINANCIAL STATEMENTS

December 31, 2008 and 2007

NOTE 9 – RESTRUCTURING AND OTHER CHARGES

The Company continually evaluates its cost structure to ensure that it is appropriately positioned to respond to changing market conditions. Given recent economic trends, in 2008 the Company initiated a restructuring program to better utilize its workforce to match the decreased demand for its products. The restructuring activities reduced the number of team members and caused the Company to incur costs for employee termination benefits related to the team member reductions. The total amount expected to be incurred under this program is $43,000. During 2009, the Company initiated additional restructuring. These activities included additional planned headcount reductions. The following table provides a roll-forward of the restructuring reserve and the line items in the statement of operations, costs of goods sold (“COGS”) or selling, general and administrative expense (“SG&A”), in which these activities were recorded (in thousands, except headcount):

	Number of headcount reductions (1)	Restructuring reserve at January 1, 2008	Restructuring charges - COGS	Restructuring charges - SG&A	Cash expenditures	Restructuring reserve at December 31, 2008
2008 Restructuring Activity	9	$—	$16,000	$27,000	$(43,000)	$—

(1)	(Unaudited)

NOTE 10 – EQUITY

Long-term incentive plans

Terex provides a long-term incentive plan (“the Plan”) to assist in attracting and retaining selected team members, including certain team members of the Company, who will contribute to the achievement of long-term objectives of Terex. The Plan authorizes the granting of (i) options to purchase shares of common stock of Terex, (ii) stock appreciation rights, (iii) stock purchase awards, (iv) restricted stock awards and (v) performance awards.

As of December 31, 2007, 900 options on shares of Terex common stock were outstanding at a weighted average exercise price of $17.35 per share. These options were exercised during the year ended December 31, 2008 with an intrinsic value of approximately $2,000. There were no options on shares of Terex common stock outstanding as of December 31, 2008.

TEREX LOAD KING

NOTES TO FINANCIAL STATEMENTS

December 31, 2008 and 2007

NOTE 10 – EQUITY (Continued)

As of December 31, 2007, 3,231 restricted stock awards of Terex common stock were outstanding with a weighted average grant date fair value of $46.45 per share. During the year ended December 31, 2008, 1,593 shares of these awards vested with a weighted average grant date fair value of $47.21 per share and 1,778 shares of these awards were forfeited with a weighted average grate date fair value of $46,75 per share. There were no outstanding restricted stock awards of Terex common stock as of December 31, 2008.

Cash received by Terex Corporation from option exercises under all stock-based compensation arrangements totaled approximately $16,000. There was no excess tax benefit related to the stock-based compensation arrangements.

NOTE 11 – LITIGATION AND CONTINGENCIES

In the normal course of business, lawsuits alleging damages for accidents that have occurred during the use or operation of the Company’s products may be filed. The Company is insured for product liability, general liability, worker’s compensation, employer’s liability, property damage and other insurable risk required by law or contract with retained liability to the Company or deductibles. Should the Company become involved in a lawsuit, a liability in the amount of management’s estimate of the Company’s aggregate exposure for such retained liabilities and deductibles would be recorded. For such retained liabilities and deductibles, the Company determines its exposure based on probable loss estimations, which requires such losses to be both probable and the amount of range of possible loss to be estimable. Management does not believe that the final outcome of such matters will have a material adverse effect on the Company’s financial position.

From time-to-time the Company is involved in various other legal proceedings, including workers’ compensation liability and intellectual property litigation, which have arisen in the normal course of its operations. The Company records provisions for estimated losses in circumstances where a loss is probable and the amount or range of possible amounts of the loss is estimable.

NOTE 12 – SUBSEQUENT EVENTS

On December 31, 2009, Terex sold the wholly-owned Terex Load King operation to Manitex International, Inc.

TEREX LOAD KING

NOTES TO FINANCIAL STATEMENTS

December 31, 2008 and 2007

NOTE 13 – CASH FLOWS

	December 31,
	2008	2007

Interest paid	$87,321	$907,943

Financing Activity – Non Cash

During the year ended December 31, 2007 there was a noncash financing transaction in the amount of $30,747,142. This was the result of a reclass of related party notes payable to equity. This transaction is shown as a contribution on the statements of stockholder’s equity.